Exhibit 99.1

Media Contact	Investor Contact
Joe Bass	Jennifer H. Demba, CFA
615-743-8219	Investor Relations
joe.bass@pnfp.com	investors.pnfp.com/events-presentations

Pinnacle Financial Partners announces earnings for first quarter 2026

Diluted earnings per share of $0.89 versus $1.77 in 1Q25
Adjusted diluted earnings per share of $2.39 versus $1.90 in 1Q25

First Quarter 2026 results significantly impacted by merger with Synovus Financial Corp. on January 1

ATLANTA, Ga., April 22, 2026 - Pinnacle Financial Partners, Inc. (NYSE: PNFP) today reported financial results for the quarter ended March 31, 2026. The merger of Pinnacle Financial Partners, Inc. and Synovus Financial Corp. closed on January 1, 2026. The combination creates one of the highest-performing regional banks in the country, positioned for industry-leading revenue, earnings per share and tangible book value growth by marrying Pinnacle’s proven growth model and Synovus’ deep talent and capabilities.

“We set out to scale with a soul, and our first quarter results prove that we’re doing it. We delivered strong loan and deposit growth, expanded revenue and hired 50 new revenue producers, while moving forward with 8,500 team members who never took their eye off the client. The merger was a catalyst for growth rather than a distraction. One quarter in, with much more to prove and deliver, we are confident in the talent, culture and momentum we are building together. The best is still ahead for Pinnacle,” said Pinnacle President and CEO Kevin Blair.

First Quarter 2026 Highlights
•The merger of Pinnacle Financial Partners, Inc. ("Pinnacle" or "legacy Pinnacle") and Synovus Financial Corp. ("Synovus") closed on January 1, 2026. Reported results for Pinnacle reflect the combined organization in first quarter 2026 and legacy Pinnacle in prior periods, unless stated otherwise. Linked-quarter and year-over-year comparisons are significantly impacted by the merger given the magnitude of the acquired balance sheet and the effect of purchase accounting. Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

•Net income available to common shareholders was $134.7 million, or $0.89 per diluted share in first quarter 2026. Excluding merger-related expenses, investment securities gains and a valuation adjustment on certain derivatives, adjusted net income available to common shareholders was $362.7 million, or $2.39 per diluted share.
•Our hiring strategy remains very successful. Pinnacle added 50 experienced revenue producers during the first quarter, compared to 41 for the combined legacy Pinnacle and Synovus in fourth quarter 2025 and 45 for the combined legacy Pinnacle and Synovus in the year ago period.
•Period-end loans were $85.2 billion at March 31, 2026 while period-end deposits were $100.1 billion. Organic loan and deposit growth were substantial in the first quarter.
•Net interest income was $932.7 million in first quarter 2026. On a linked-quarter basis, the net margin expanded 26 basis points to 3.53%, primarily as a result of purchase accounting accretion and fixed-rate asset repricing.
•Non-interest revenue was $284.1 million in first quarter 2026. Excluding investment securities gains and a valuation adjustment on certain derivatives, adjusted non-interest revenue was $281.9 million. Year-over-year non-interest revenue growth from combined legacy Pinnacle-Synovus results was robust, largely attributable to increases in wealth management fees, loan sales and servicing fees and income from our equity method investment in BHG.
•Non-interest expense was $952.2 million in the first quarter 2026. Excluding merger-related expense, non-interest expense was $677.4 million in first quarter 2026. Merger-related expense in first quarter 2026 was $275.4 million, which included merger-related equity acceleration cost. On a combined basis, the non-merger-related linked-quarter increase was driven by higher employment expenses, largely due to seasonally higher personnel costs. The efficiency ratio was 77.4% in first quarter 2026, while the adjusted tangible efficiency ratio was 51.3%. Expense management was disciplined and the majority of the merger-related expense synergies that are expected in 2026 were realized in the first quarter.
•Credit performance remained strong. The non-performing asset ratio was 0.58% at period-end. Non-performing assets were impacted by two senior housing relationships that were previously rated, have a specific allowance and should be resolved this year. The first quarter 2026 net charge-off ratio was 0.23%, which was in line with expectations. Total past due loans were 0.14% of total loans outstanding.
•Provision for credit losses was $75.9 million in the first quarter. The allowance for credit losses ratio (to loans) was 1.19%, while the allowance coverage of non-performing loans was 221% in first quarter 2026. Impacting the allowance for credit losses during the quarter were net loan growth, a deterioration in the economic forecast and an increase in individually analyzed loans, partially offset by a decline in qualitative reserves.
•The preliminary Common Equity Tier 1 (CET1) ratio ended first quarter 2026 at 9.83%.

First Quarter Summary

	Reported			Adjusted
(dollars in millions)	1Q26	4Q25	1Q25	1Q26	4Q25	1Q25
Net income available to common shareholders	$135	$166	$136	$363	$173	$146
Diluted earnings per share	0.89	2.13	1.77	2.39	2.24	1.90
Total revenue	1,217	541	462	1,229	562	488
Total loans	85,197	39,154	36,137	NA	NA	NA
Total deposits	100,103	47,401	44,482	NA	NA	NA
Return on avg assets(1)	0.50%	1.19%	1.08%	1.26%	1.24%	1.16%
Return on avg common equity(1)	3.96	9.76	8.80	10.65	10.20	9.40
Return on avg tangible common equity(1)	7.58	13.59	12.61	17.69	14.19	13.47
Net interest margin(2)	3.53	3.27	3.21	NA	NA	NA
Efficiency ratio-TE(2)(3)	77.4	54.0	58.0	51.3	52.3	56.2
NCO ratio-QTD	0.23	0.28	0.16	NA	NA	NA
NPA ratio	0.58	0.36	0.48	NA	NA	NA
CET1 ratio(4)	9.83	10.88	10.70	NA	NA	NA
(1) Annualized
(2) Taxable equivalent
(3) Adjusted tangible efficiency ratio
(4) Current period ratio preliminary
NA - not applicable
Balance Sheet

Loans*

(dollars in millions)	1Q26	4Q25	Linked Quarter Change	Linked Quarter % Change
Commercial & industrial	$48,197	$22,296	$25,901	116%
Commercial real estate	23,760	11,357	12,404	109
Consumer	13,240	5,501	7,739	141
Total loans	$85,197	$39,154	$46,043	118%

*Amounts may not total due to rounding and prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

Deposits*

(dollars in millions)	1Q26	4Q25	Linked Quarter Change	Linked Quarter % Change	1Q25	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$20,388	$9,051	$11,338	125%	$8,510	$11,878	140%
Interest-bearing DDA	30,666	15,649	15,017	96	14,802	15,864	107
Money market	34,007	16,824	17,183	102	16,093	17,913	111
Savings	1,865	804	1,061	132	820	1,045	127
Time deposits	13,176	5,073	8,103	160	4,256	8,920	210
Total deposits	$100,103	$47,401	$52,702	111%	$44,482	$55,621	125%

*Amounts may not total due to rounding and prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

Income Statement Summary**

(in millions, except per share data)	1Q26	4Q25	Linked Quarter Change	Linked Quarter % Change	1Q25	Year/Year Change	Year/Year % Change
Net interest income	$933	$408	$525	129%	$365	$568	156%
Non-interest revenue	284	133	151	114	97	187	193
Non-interest expense	952	301	651	216	275	677	246
Provision for (reversal of) credit losses	76	34	42	124	17	59	347
Income before taxes	$189	$206	$(17)	(8)%	$170	$19	11%
Income tax expense (benefit)	39	36	3	8	30	9	31
Net income	150	170	(20)	(12)	140	10	7
Less: Preferred stock dividends	15	4	11	275	4	11	275
Net income available to common shareholders	$135	$166	$(31)	(19)%	$136	$(1)	(1)%
Weighted average common shares outstanding, diluted	151	78	73	94%	77	74	96%
Diluted earnings per share	$0.89	$2.13	$(1.24)	(58)	$1.77	$(0.88)	(50)
Adjusted diluted earnings per share	2.39	2.24	0.15	7	1.90	0.49	26
Effective tax rate	21%	17%			18%
**    Amounts may not total due to rounding and prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.
NM - not meaningful

First Quarter 2026 Earnings Webcast and Conference Call
Pinnacle will host a conference call and webcast to discuss the first quarter 2026 earnings results with an accompanying slide presentation at 8 a.m. ET on April 23, 2026. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast at investors.pnfp.com/events-presentations. Participants may also access the conference call at 888-506-0062 using the code 878834. The replay will be archived for at least 12 months and will be available approximately one hour after the call.

Pinnacle Financial Partners, Inc. (“Pinnacle”) is a $123 billion asset regional bank which provides a full range of banking, investment, trust, mortgage and insurance products and services for commercial and consumer clients who want a comprehensive relationship with their financial institution. The firm joined forces with Synovus on January 1, 2026, bringing together more than 160 years of combined banking service. Pinnacle is the largest bank headquartered in Tennessee and the largest bank holding company headquartered in Georgia. The firm is No. 1 in deposit market share in the Nashville MSA and No. 4 in the Atlanta MSA with offices in Tennessee, Georgia, Florida, North Carolina, South Carolina, Alabama, Kentucky, Virginia and Maryland (based on June 30, 2025 FDIC market share data).

Pinnacle is an employer of choice for financial services professionals. The firm is No. 12 in FORTUNE magazine’s 2026 list of 100 Best Companies to Work For® in the U.S., its tenth consecutive appearance. Pinnacle was also recognized by American Banker as No. 4 among America’s Best Banks to Work For in 2025, its 13th consecutive year on the list, and No. 1 among banks with more than $10 billion in assets.

Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Pinnacle's use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Pinnacle's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding the anticipated benefits and risks related to the recently-completed business combination with Synovus Financial Corp., our future operating and financial performance; expectations on our intended strategies, initiatives, and other operational and execution goals; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Pinnacle to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Pinnacle's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Pinnacle's ability to control or predict.
These forward-looking statements are based upon information presently known to management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Pinnacle's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Pinnacle's quarterly reports on Form 10-Q, current reports on Form 8-K and other filings and reports filed with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
INCOME STATEMENT DATA

	2026	2025		First Quarter

(In millions, except per share data)	First Quarter	Fourth Quarter	First Quarter	'26 vs '25
				% Change

Interest income	$1,514	712	669	126%
Interest expense	581	304	304	91

Net interest income	933	408	365	156
Provision for (reversal of) credit losses	76	34	17	347

Net interest income after provision for credit losses	857	374	348	146

Non-interest revenue:
Core banking fees	91	36	32	184
Wealth management revenue	84	37	33	155
Income from equity method investment	31	31	20	55
Capital markets income	18	3	3	500
Total loan sales and servicing	10	4	6	67
Income from bank-owned life insurance	20	12	10	100
Investment securities gains (losses), net	3	(4)	(13)	(123)
Other non-interest revenue	27	14	6	350

Total non-interest revenue	284	133	97	192

Non-interest expense:
Salaries and other personnel expense	396	181	172	130
Net occupancy, equipment, and software expense	97	48	42	131
Amortization of intangibles	48	1	1	nm
FDIC insurance and other regulatory fees	23	2	11	109
Merger-related expense	275	13	—	nm
Other operating expenses	113	56	49	131

Total non-interest expense	952	301	275	246

Income before income taxes	189	206	170	11
Income tax expense	39	36	30	31

Net income	150	170	140	7

Less: Preferred stock dividends	15	4	4	275

Net income available to common shareholders	$135	166	136	(1)%

Per share information:
Net income per common share, basic	$0.89	2.16	1.78	(50)%

Net income per common share, diluted	0.89	2.13	1.77	(50)

Cash dividends declared per common share	0.50	0.24	0.24	108

Return on average assets *	0.50%	1.19%	1.08%	(58)	bps
Return on average common equity *	3.96	9.76	8.80	(484)	bps

Weighted average common shares outstanding, basic	151	77	77	96%
Weighted average common shares outstanding, diluted	151	78	77	96

nm - not meaningful
bps - basis points
* - ratios are annualized
Amounts may not total due to rounding and percentage changes are calculated using unrounded amounts and may differ from calculations based on rounded figures.
Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2026	December 31, 2025	March 31, 2025

(In millions)

ASSETS
Cash and due from banks	$609	$359	$346
Federal funds sold, securities purchased under resale agreements, and interest earning deposits with banks	5,309	3,206	3,532
Cash, cash equivalents, and restricted cash	5,918	3,565	3,878

Investment securities held to maturity	2,539	2,591	2,769
Investment securities available for sale	16,939	6,567	5,950
Loans held for sale	251	97	155

Loans, net of deferred fees and costs	85,197	39,154	36,137
Allowance for loan losses	(942)	(442)	(417)
Loans, net	84,255	38,712	35,720

Cash surrender value of bank-owned life insurance	2,181	1,223	1,140
Premises, equipment, and software, net	907	352	333
Goodwill	3,478	1,849	1,849
Core deposits and other intangible assets, net	1,091	30	20
Other assets	5,207	2,720	2,440
Total assets	$122,766	$57,706	$54,254

LIABILITIES AND EQUITY
Liabilities:
Deposits:
Non-interest-bearing deposits	$20,388	$9,051	$8,510
Interest-bearing deposits	79,715	38,350	35,972

Total deposits	100,103	47,401	44,482

Federal funds purchased and securities sold under repurchase agreements	308	316	264
FHLB advances and other borrowings	5,741	2,205	2,312
Other liabilities	2,020	740	653
Total liabilities	108,172	50,662	47,711

Equity:
Shareholders' equity:
Preferred stock - no par value. Authorized 110 million shares at Mar 31, 2026 and 10 million shares at Dec 31, 2025 and Mar 31, 2025, respectively; 225,000 shares, liquidation preference $225 million, 22 million shares issued and outstanding at Mar 31, 2026, and 225,000 shares, liquidation preference $225 million, issued and outstanding at Dec 31, 2025 and Mar 31, 2025, respectively	781	217	217
Common stock - $1.00 par value. Authorized 360 million shares at Mar 31, 2026 and 180 million shares authorized at Dec 31, 2025 and Mar 31, 2025, respectively; issued and outstanding 151 million, 78 million and, 78 million, respectively	151	78	78
Additional paid-in capital	10,102	3,144	3,121
Accumulated other comprehensive income (loss), net	(225)	(123)	(166)
Retained earnings	3,785	3,728	3,294
Total equity	14,594	7,044	6,543
Total liabilities and equity	$122,766	$57,706	$54,254

Amounts may not total due to rounding prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST, AND YIELDS/RATES
(Unaudited)
	First Quarter 2026			First Quarter 2025
(dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets
Loans, net of deferred fees and costs(1)(2)	$83,691	$1,267	6.14%	$36,042	$556	6.24%
Tax-exempt securities(2)(3)	3,344	33	3.99	3,247	30	3.76
Taxable securities(3)	15,644	171	4.37	5,433	62	4.62
Interest-earning deposits with banks	5,224	47	3.67	2,645	29	4.43
Federal funds sold and securities purchased under resale agreements	148	2	6.08	58	2	11.35
Other earning assets(4)	666	8	4.28	255	3	5.06
Total interest earning assets	108,717	1,528	5.70%	47,680	682	5.79%

Goodwill	3,583			1,849
Core deposits and other intangible assets, net	1,079			21
Other assets(5)	7,868			2,976
Total assets	$121,247			$52,526
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$30,004	$186	2.51%	$14,136	$112	3.21%
Money market accounts	33,390	214	2.59	15,541	118	3.08
Savings deposits	1,824	2	0.40	804	1	0.45
Time deposits	13,662	119	3.53	4,331	43	4.01
Federal funds purchased and securities sold under repurchase agreements	344	1	1.45	231	1	1.78
FHLB advances and other borrowings	4,723	59	5.08	2,305	29	5.16
Total interest-bearing liabilities	83,947	581	2.81%	37,348	304	3.30%
Non-interest-bearing demand deposits	20,289			8,207
Other liabilities	2,424			455
Total equity	14,587			6,516
Total liabilities and equity	$121,247			$52,526
Net interest income and net interest margin, taxable equivalent (2)(6)		$947	3.53%		$378	3.21%
Less: taxable-equivalent adjustment		14			13
Net interest income		$933			$365

(1)Average loans are shown net of unearned income. NPLs are included. Interest income includes fees as follows: First Quarter 2026 — $15.2 million, and First Quarter 2025 — $9.5 million.
(2)Reflects taxable-equivalent adjustments, using the statutory federal tax rate of 21%, in adjusting interest on tax-exempt loans and securities to a taxable-equivalent basis.
(3)Securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(4)Includes loans held for sale, trading account assets, and FHLB and Federal Reserve Bank Stock.
(5)As a result of the merger, during the first quarter 2026, certain immaterial changes were made to integrate the presentation of the legacy banks' yield on investment securities, which included presenting average unrealized losses on investment securities available for sale of $(97.9) million as a component of other assets.
(6)The net interest margin is calculated by dividing annualized net interest income-taxable equivalent (TE) by average total interest earning assets.
Amounts may not total due to rounding

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
LOANS OUTSTANDING BY TYPE
(Unaudited)	Total Loans	Total Loans	Linked Quarter
(Dollars in millions)

Loan Type	March 31, 2026	December 31, 2025	% Change
Commercial, Financial, and Agricultural	$34,151	$16,549	106%
Owner-Occupied	14,046	5,747	144
Total Commercial & Industrial	48,197	22,296	116
Multi-Family	7,073	3,433	106
Hotels	2,554	573	345
Office Buildings	2,759	1,176	135
Shopping Centers	3,356	1,307	157
Warehouses	3,101	2,087	49
Other Investment Property	2,045	919	123
Total Investment Properties	20,888	9,496	120
1-4 Family Construction	769	524	47
1-4 Family Investment Mortgage	1,166	761	53
Total 1-4 Family Properties	1,935	1,284	51
Commercial Development	293	175	68
Residential Development	377	273	38
Land Acquisition	268	128	109
Land and Development	937	576	63
Total Commercial Real Estate	23,760	11,357	109
Consumer Mortgages	8,234	3,456	138
Home Equity	3,157	1,374	130
Credit Cards	227	53	329
Other Consumer Loans	1,622	619	162
Total Consumer	13,240	5,501	141
Total	$85,197	$39,154	118%

NON-PERFORMING LOANS COMPOSITION
(Unaudited)	Total Non-performing Loans	Total Non-performing Loans	Linked Quarter
(Dollars in millions)

Loan Type	March 31, 2026	December 31, 2025	% Change
Commercial, Financial, and Agricultural	$174	$49	256%
Owner-Occupied	74	6	nm
Total Commercial & Industrial	247	54	355
Multi-Family	35	34	2
Office Buildings	34	4	810
Shopping Centers	2	—	nm
Other Investment Property	50	10	412
Total Investment Properties	121	48	152
1-4 Family Construction	1	—	nm
1-4 Family Investment Mortgage	4	2	138
Total 1-4 Family Properties	5	2	139
Land and Development	—	—	nm
Total Commercial Real Estate	126	50	152
Consumer Mortgages	61	23	169
Home Equity	18	6	208
Other Consumer Loans	7	—	nm
Total Consumer	85	29	195
Total	$459	$133	244%
nm - not meaningful
Amounts may not total due to rounding and percentage changes are calculated using unrounded amounts and may differ from calculations based on rounded figures.
Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CREDIT QUALITY DATA
(Unaudited)
(Dollars in millions)	2026	2025		First Quarter

	First	Fourth	First	'26 vs '25
	Quarter	Quarter	Quarter	% Change

Non-performing Loans (NPLs)	$459	133	171	168%
Other Real Estate and Other Assets	32	8	4	nm

Non-performing Assets (NPAs)	491	141	175	181

Allowance for Loan Losses (ALL)	942	442	417	126
Reserve for Unfunded Commitments	72	16	12	500

Allowance for Credit Losses (ACL)	1,014	458	430	136

Net Charge-Offs - Quarter	49	27	14
Net Charge-Offs - YTD	49	77	14
Net Charge-Offs / Average Loans - Quarter (1)	0.23%	0.28	0.16
Net Charge-Offs / Average Loans - YTD (1)	0.23	0.21	0.16
NPLs / Loans	0.54	0.34	0.47
NPAs / Loans, ORE and specific other assets	0.58	0.36	0.48
ACL/Loans	1.19	1.17	1.19
ALL/Loans	1.11	1.13	1.16

ACL/NPLs	221.03	343.19	250.59
ALL/NPLs	205.21	331.09	243.32

Past Due Loans over 90 days and Still Accruing	$8	3	4	100
As a Percentage of Loans Outstanding	0.01%	0.01	0.01

Total Past Due Loans and Still Accruing	$117	57	52	125
As a Percentage of Loans Outstanding	0.14%	0.14	0.14

(1) Ratio is annualized.
Amounts may not total due to rounding and percentage changes are calculated using unrounded amounts and may differ from calculations based on rounded figures.

SELECTED CAPITAL INFORMATION (1)
(Unaudited)
(Dollars in millions)
	March 31, 2026	December 31, 2025

Common Equity Tier 1 Capital Ratio	9.83%	10.88
Tier 1 Capital Ratio	10.62	11.34
Total Risk-Based Capital Ratio	12.34	12.97
Tier 1 Leverage Ratio	8.93	9.57
Total Shareholders' Equity as a Percentage of Total Assets	11.89	12.21
Tangible Common Equity Ratio (2)	7.82	8.86
Book Value Per Common Share (3)	$91.42	87.90
Tangible Book Value Per Common Share (4)	61.18	63.71

(1) Current quarter regulatory capital information is preliminary.
(2) See "Non-GAAP Financial Measures" for applicable reconciliation.
(3) Book Value Per Common Share consists of Total Shareholders’ Equity less Preferred Stock divided by total common shares outstanding.

(4) Tangible Book Value Per Common Share consists of Total Shareholders’ Equity less Preferred Stock and less the carrying value of goodwill and other intangible assets divided by total common shares outstanding.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue taxable equivalent (TE); adjusted tangible efficiency ratio; adjusted pre-provision net revenue (PPNR); adjusted return on average assets; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; tangible common equity ratio; and tangible book value per common share are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; PPNR; return on average assets; net income available to common shareholders; diluted earnings per share; return on average common equity; the ratio of total shareholders' equity to total assets and book value per common share, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Pinnacle to assist management and investors in evaluating its operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue (TE) are measures used by management to evaluate non-interest revenue exclusive of net investment securities gains (losses), fair value adjustments on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted net income per common share, diluted, adjusted return on average assets and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Pinnacle's performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by stakeholders to assess our capital position. Tangible book value per common share is used by stakeholders to assess our financial stability and value. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in millions)	1Q26	4Q25	1Q25

Adjusted non-interest revenue
Total non-interest revenue	$284	$133	$97
Investment securities (gains) losses, net	(3)	4	13
Fair value adjustment on non-qualified deferred compensation	1	—	—
Adjusted non-interest revenue	$282	$137	$110

Adjusted non-interest expense
Total non-interest expense	$952	$301	$275
Merger-related expense	(275)	(13)	—
FDIC Special Assessment	—	8	—
Valuation adjustment to Visa derivative	(1)	—	—
Fair value adjustment on non-qualified deferred compensation	1	—	—
Adjusted non-interest expense	$677	$296	$275

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in millions)	1Q26	4Q25	1Q25
Adjusted revenue (TE) and tangible efficiency ratio
Adjusted non-interest expense	$677	$296	$275
Amortization of intangibles	(48)	(1)	(1)
Adjusted tangible non-interest expense	$629	$295	$274

Net interest income	$933	$408	$365
Tax equivalent adjustment	14	17	13
Net interest income (TE)	947	425	378

Net interest income	$933	$408	$365
Total non-interest revenue	284	133	97
Total revenue	$1,217	$541	$462
Tax equivalent adjustment	14	17	13
Total TE revenue	1,231	558	475
Investment securities losses (gains), net	(3)	4	13
Fair value adjustment on non-qualified deferred compensation	1	—	—
Adjusted revenue (TE)	$1,229	$562	$488
Efficiency ratio-TE (1)	77.4%	54.0%	58.0%
Adjusted tangible efficiency ratio (1)	51.3	52.3	56.2

Adjusted pre-provision net revenue
Net interest income	$933	$408	$365
Total non-interest revenue	284	133	97
Total non-interest expense	(952)	(301)	(275)
Pre-provision net revenue (PPNR)	$265	$240	$187

Adjusted revenue (TE)	$1,229	$562	$488
Adjusted non-interest expense	(677)	(296)	(275)
Adjusted PPNR	$551	$267	$212

(1) Amounts have been calculated using whole dollar values.
Amounts may not total due to rounding

Reconciliation of Non-GAAP Financial Measures, continued

(In millions, except per share data)	1Q26	4Q25	1Q25
Adjusted return on average assets (annualized)
Net income	$150	$170	$140
Valuation adjustment to Visa derivative	1	—	—
Investment securities losses (gains), net	(3)	4	13
Merger-related expense (1)	275	13	—
FDIC Special Assessment	—	(8)	—
Tax effect of adjustments (2)	(45)	(2)	(3)
Adjusted net income	$378	$177	$150
Net income annualized (3)	$606	$674	$569
Adjusted net income annualized (3)	$1,531	$704	$607
Total average assets	$121,247	$56,706	$52,526
Return on average assets (annualized) (3)	0.50%	1.19%	1.08%
Adjusted return on average assets (annualized) (3)	1.26	1.24	1.16

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$135	$166	$136
Valuation adjustment to Visa derivative	1	—	—
Investment securities losses (gains), net	(3)	4	13
Merger-related expense (1)	275	13	—
FDIC Special Assessment	—	(8)	—
Tax effect of adjustments (2)	(45)	(2)	(3)
Adjusted net income available to common shareholders	$363	$173	$146
Weighted average common shares outstanding, diluted	151	78	77
Diluted earnings per share (3)	$0.89	$2.13	$1.77
Adjusted diluted earnings per share (3)	2.39	2.24	1.90
(1) A portion of this item was non-taxable.
(2) A blended tax rate of 16.4% was applied for 2026 which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes. For 2025 an assumed marginal tax rate of 25% was applied.

(3) Amounts have been calculated using whole dollar values.
Amounts may not total due to rounding

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in millions)	1Q26	4Q25	1Q25
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity (annualized)
Net income available to common shareholders	$135	$166	$136
Valuation adjustment to Visa derivative	1	—	—
Investment securities losses (gains), net	(3)	4	13
Merger-related expense (1)	275	13	—
FDIC Special Assessment	—	(8)	—
Tax effect of adjustments (2)	(45)	(2)	(3)
Adjusted net income available to common shareholders	$363	$173	$146

Adjusted net income available to common shareholders annualized (3)	$1,471	$689	$591
Amortization of intangibles, tax effected, annualized (2)(3)	147	4	4
Adjusted net income available to common shareholders excluding amortization of intangibles annualized (3)	$1,618	$693	$595

Net income available to common shareholders annualized (3)	$546	$659	$553
Amortization of intangibles, tax effected, annualized (2)(3)	147	4	4
Net income available to common shareholders excluding amortization of intangibles annualized (3)	$693	$663	$557

Total average shareholders' equity less preferred stock	$13,805	$6,750	$6,299
Average goodwill	(3,583)	(1,849)	(1,849)
Average other intangible assets, net	(1,079)	(24)	(21)
Total average tangible shareholders' equity less preferred stock	$9,144	$4,877	$4,429
Return on average common equity (annualized) (3)	3.96%	9.76%	8.80%
Adjusted return on average common equity (annualized) (3)	10.65	10.20	9.40
Return on average tangible common equity (annualized) (3)	7.58	13.59	12.61
Adjusted return on average tangible common equity (annualized) (3)	17.69	14.19	13.47

(1) A portion of this item was non-taxable.
(2) A blended tax rate of 16.4% was applied for 2026 which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes, with the exception of amortization of intangibles which applied an assumed 24% marginal rate. For 2025 an assumed marginal tax rate of 25% was applied.

(3) Amounts have been calculated using whole dollar values.
Amounts may not total due to rounding

(dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025

Tangible common equity ratio
Total assets	$122,766	$57,706	$54,254
Goodwill	(3,478)	(1,849)	(1,849)
Core deposits and other intangible assets, net	(1,091)	(30)	(20)
Tangible assets	$118,196	$55,827	$52,385

Total shareholders’ equity	$14,594	$7,044	$6,543
Goodwill	(3,478)	(1,849)	(1,849)
Core deposits and other intangible assets, net	(1,091)	(30)	(20)
Preferred Stock, no par value	(781)	(217)	(217)
Tangible common equity	$9,244	$4,948	$4,457
Total shareholders’ equity to total assets ratio (1)	11.89%	12.21%	12.06%
Tangible common equity ratio (1)	7.82	8.86	8.51

Tangible common equity	$9,244	$4,948	$4,457
Common shares outstanding	151	78	78
Book value per common share (1)	$91.42	87.90	81.57
Tangible book value per common share (1)	$61.18	$63.71	$57.47

(1) Amounts have been calculated using whole dollar values.
Amounts may not total due to rounding